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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 33-80984, 33-81002, 333-19691, 333-19693, 333-47299 and
333-59423) pertaining to the 1993 Stock Option Plan and RSO Plan of Flooring America, Inc. of our report dated May 23, 2000 with respect to the consolidated financial statements and schedules of Flooring America, Inc. included in the Annual Report (Form 10-K) for the year ended February 5, 2000.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia
May 23, 2000